UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

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Catalyst Resource Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-03477	82-0190257
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

17011 Beach Blvd., Suite 1230 Hunnington Beach, CA 92647
(Address of Principal Executive Offices) (Zip Code)

714-845-7191

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities to be registered pursuant to Section 12(g) of the Act:

Non-assessable Common Stock

(Title of class)

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item	1. Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter), as applicable.

Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act (§230.424(b) of this chapter), this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

Item	2. Exhibits.

List below all exhibits filed as a part of the registration statement:

All Forms 10KSB, Forms 10KSB/A, Forms 10QSB, Forms 10QSB/A, Forms 10-K, Forms 10-K/A, Forms 10-Q, and Forms 10-Q/A as filed with the Commission from 05-07-2002 through 08-24-2012.

Instruction. See the instructions as to exhibits, set forth below.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 20, 2012	Catalyst Resource Group, Inc. (f/k/a Jeantex Group, Inc )
By: /s/ Henry D. Fahman
Henry D. Fahman Interim President

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.